Item 77C - DWS International Equity Fund (a series of DWS
Institutional Funds)

Registrant incorporates by reference to Proxy
Statement filed on April 12,
2006 (Accession No. 0001193125-06-078407).
A Special Meeting of shareholders (the
"Meeting") of DWS International
Equity Fund (the "Fund") was held on May 5,
2006, at the offices of
Deutsche Asset Management, 345 Park Avenue,
New York, New York
10154. The meeting was adjourned and then
reconvened on June 1,
2006, at which time the following matters were
voted upon by the
shareholders (the resulting votes are presented
below).
I.	Election of Trustees. ("Number of
Votes" represents all funds that are
series of DWS Institutional Funds.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
7,455,030,120.875
104,822,239.631
Dawn-Marie Driscoll
7,455,029,292.947
104,823,067.559
Keith R. Fox
7,455,033,715.354
104,818,645.152
Kenneth C. Froewiss
7,455,029,385.705
104,822,974.801
Martin J. Gruber
7,455,029,919.097
104,822,441.409
Richard J. Herring
7,455,031,928.134
104,820,432.372
Graham E. Jones
7,455,024,550.559
104,827,809.947
Rebecca W. Rimel
7,455,030,100.541
104,822,259.965
Philip Saunders, Jr.
7,455,028,161.559
104,824,198.947
William N. Searcy, Jr.
7,455,031,234.433
104,821,126.073
Jean Gleason
Stromberg
7,455,028,737.149
104,823,623.357
Carl W. Vogt
7,455,029,690.690
104,822,669.816
Axel Schwarzer
7,455,008,586.708
104,843,773.798

II.	Approval of revised fundamental
investment restrictions on:
II-A.	Borrowing Money

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-B.	Pledging Assets

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-C.	Senior Securities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-D.	Concentration

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-E.	Underwriting of Securities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-F.	Real Estate Investments

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

II-I	Portfolio Diversification for Diversified
Funds

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
288,347.850
8,890.000
..000
183,613.000

III.	Approval of an Amended and Restated
Declaration of Trust. ("Number
of Votes" represents all funds that are series of DWS Institutional
Funds.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,419,268,465.268
75,680,830.436
23,537,051.802
41,366,013.000

*	Broker non-votes are proxies received
by the fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.